Exhibit 10.5

LOAN AGREEMENT Revised July 6, 2009

The loan AGREEMENT made the second day of February 2009 by and between Randy Reineck residing at 3050 Rainbow Ave, Pahrump, NY 89048 (hereinafter referred to as the Borrower) and Alentus Corporation, a Nevada Corporation, having a principal place of business at 25 Enterprise Drive Suite 200, Aliso Viejo, CA 92656 (hereinafter referred to as the Lender) has been revised to reflect the additional purchase of Alentus Corporation common stock.

WHEREAS, the Borrower desires to borrow money from the Lender for the purpose of purchasing Alentus Corporation common stock, to be secured as hereinafter provided; and

WHEREAS, the Lender desires to loan said money to Borrower to enable him to purchase such stock;

NOW, THEREFORE, this Agreement WITNESSETH:

1.

That the Lender agrees to loan and hereby does loan to the Borrower, the original sum of $93,500 plus an additional $38,500, receipt of which is hereby acknowledged, for the express purpose that Borrower may purchase the restricted common stock.

2.

The Borrower shall make and deliver to the Lender, his Collateral Note in writing, requiring the repayment of the sum of$132,000 upon the earlier of:

1.

Thirty (30) days following the voluntary termination of employment of the Borrower with the Lender;

2.

Borrower's notice to Lender to release any or all the shares of stock deposited with Lender as Collateral security, as set forth in Section 4 below, for sale with Borrower's assignment to Lender of the proceeds of the sale of such stock in an amount equal to the amount of the loan balance outstanding by Lender to Borrower hereunder; or

3.

On the fifth anniversary of the date of the loan.

3.

The loan made by Lender to Borrower hereunder, shall bear interest at two (2) percent per annum during the term of the loan. Notwithstanding the foregoing, interest at the rate of four (4) percent per annum shall be paid to the Lender between a date repayment of the loan is required hereunder, and the date the loan is actually repaid by borrower. All such interest is to be accrued and becomes payable as a lump sum at the end of the loan period.

4.

As the Collateral security for the repayment of the sum loaned to Borrower by Lender as herein provided, Borrower shall deposit with Lender 2,200,000 shares of the common stock of Alentus Corporation, having an aggregate market value on the date of this instrument of$77,000. Should Borrower fail to pay this loan at the time it becomes due and payable in accordance with this Agreement, Lender may sell all or any part of the Collateral upon five (5) days notice to Borrower. This Collateral and withholding of 15% of future, post default event, Borrower Employee Base Salary are the sole remedies for payment held by Creditor.

5.

The Borrower agrees to have withholdings made from Borrower's Employee Base Salary as payment towards the amounts due under this loan. All payments withheld or made towards the amounts due under this loan will first be applied to the lowest purchase price per share stock. The amounts to be withheld are to be specified by the Borrower and may be changed from time to time but in no case shall they be less than $1,500 per month or 15% of Employee Base Salary whichever is less.

6.

Upon partial payment of amounts due under this loan agreement the Lender will within ten (10) business days notice from Borrower release all rights in the pro-rata Collateral and forward the associated stock certificate(s), with appropriate restriction legends removed, to the Borrower.

7.

This Agreement shall be binding upon and inure to the benefit of the respective parties, their heirs, executors, administrators, successors and assigns.

8.

This Agreement shall be construed in accordance with the laws of the State of Nevada.

Lender: Alentus Corporation.

Borrower: Randy Reineck

/s/ William King

/s/ Randy Reineck

William King, President

July 6, 2009

COLLATERAL NOTE

1.

For value received, I, Randy Reineck, ("Debtor"), promise to pay to the order of Alentus Corporation ("Creditor") the sum of $132,000. This note is payable at the principal office of Alentus Corporation.located at 25 Enterprise Drive Suite 200, Aliso Viejo, CA 92656.

2.

Debtorhas deposited with Creditor as collateral, security for the payment of the debt, 2,200,000 shares of the common stock of Alentus Corporation, having an aggregate market value on the date of this instrument of $77,000.

3.

Should Debtor fail to pay this note at the time it becomes due and payable in accordance with the loan agreement entered into in connection herewith, Creditor may sell all or any part of the collateral upon five (5) days written notice to Debtor. The collateral and withholding of 15% offuture, post default event, Borrower's Employee Base Salary are the sole remedies for payment held by Creditor.

5.

Creditor can sell all or any part of the collateral on an open market, through a broker, or at a public or private sale in a quantity just sufficient to satisfy the amounts due under this loan. Creditor may purchase the collateral at such sale, free of any claims that Debtor may have on it.

6.

The proceeds derived from a sale of the collateral shall be distributed as follows:

1.

The proceeds shall first be applied to the reasonable costs and expenses of selling the collateral and collecting the proceeds, including legal fees and broker's commission;

2.

The remaining proceeds shall then be used to pay the Creditor the sum due and payable on this note; and

3.

Should there be any balance remaining after this note has been paid, the balance shall be turned over to the Debtor.

Debtor: Randy Reineck

/s/ Randy Reineck

Date: July 6, 2009

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